UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 27, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.
On February 27, 2009, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) was notified by the New York Stock Exchange (NYSE) that it has fallen below NYSE’s continued listing standard related to the Company’s total market capitalization and stockholders’ equity. The NYSE requires that the average market capitalization of a listed company be not less than $75 million over a consecutive 30 trading-day period and that stockholders’ equity be not less than $75 million.
AAM intends to submit a plan to NYSE, within the required 45 day period, to demonstrate its ability to achieve compliance with the continued listing standards within the allotted 18 month cure period. On March 4, 2009, AAM issued a press release regarding its receipt of the NYSE notification. The press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
     Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing
99.1	Press release dated March 4,	Furnished with this Report
2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: March 4, 2009	By:	/s/ Michael K. Simonte
Michael K. Simonte
Group Vice President - Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated March 4, 2009	6

5